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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF EARLIEST EVENT REPORTED: AUGUST 23, 1999

                           LAHAINA ACQUISITIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



         COLORADO                       0-27480                  84-1325695
(STATE OF OTHER JURISDICTION OF     (COMMISSION FILE           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)            NO.)              IDENTIFICATION NO.)


                                 (770) 754-6140
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OF FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



--------------------------------------------------------------------------------

     This Current Report on Form 8-K/A is an amendment to the Current Report on Form 8-K/A filed by the Company on October 1, 1999 to amend certain historical financial statements of the Company that were included in the pro forma financial information for the nine months ended June 30, 1999.


ITEM  1.  NOT APPLICABLE

ITEM  7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          (a)  Financial Statements

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
The Accent Group, Inc.

We have audited the accompanying consolidated balance sheet of The Accent
Group, Inc. and subsidiaries (the "Company") as of July 9, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the consolidated financial position of the Company at July 9, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 13, 1999, except for note 9
which is as of September 21, 1999

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JULY 9, 1999


ASSETS:

   Cash and cash equivalents                                               $   296,255
   Restricted certificates of deposit                                          125,435
   Loans receivable                                                            531,692
   Mortgage loans held for sale, net                                                --
   Real estate held for development                                            700,000
   Foreclosed real estate                                                      593,960
   Options to acquire real estate                                               80,000
   Due from related parties and stockholders                                   100,000
   Goodwill                                                                  1,171,651
   Other assets                                                                190,689
                                                                           -----------
        Total assets                                                       $ 3,789,682
                                                                           ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES:

   Notes payable                                                           $ 2,103,943
   Due to related parties and stockholders                                     886,057
   Note payable-warehouse line                                               1,132,442
   Note payable-stage funding line                                             528,891
   Accrued interest payable                                                    130,362
   Accounts payable and accrued expenses                                       630,250
                                                                           -----------
        Total liabilities                                                    5,411,945
                                                                           -----------

REDEEMABLE STOCK:

   Common stock, no par value; 325,000 shares issued and outstanding
             entitled to redemption under certain circumstances                 70,577
                                                                           -----------

STOCKHOLDERS' DEFICIT:

   Common stock (no par value; 100,000,000 shares authorized, 1,000,100
        shares issued and outstanding)                                              --
   Additional paid-in capital                                               (1,571,840)
   Accumulated deficit                                                        (121,000)
                                                                           -----------
        Total stockholders' deficit                                         (1,692,840)
                                                                           -----------

        Total liabilities and stockholders' deficit                        $ 3,789,682
                                                                           ===========


See notes to Consolidated Balance Sheet

                     THE ACCENT GROUP, INC AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999

1.       FORMATION

         The Accent Group, Inc. (the "Company") was formed on July 9, 1999 through a series of transactions (the "Formation Transactions") as follows:

         - The majority stockholder and his family contributed land and options to acquire land to the Company and the Company assumed $2,700,000 in related notes payable in exchange for 852,500 shares of common stock. Due to common ownership and control, the contributed land and options were recorded by the Company at the majority stockholder and his family's cost basis ($700,000). Of the shares issued to the majority stockholder, 120,000 shares are contingent upon the majority stockholder delivering options to acquire three family entertainment centers located in Roswell, Georgia, Cocoa Beach, Florida and Pensacola, Florida (collectively the "Family Facilities"). In the event the majority stockholder fails to make available for acquisition by the Company any one or more of the Family Facilities for a total consideration (including the assumption of all debts) not in excess of $1 million by July 9, 2000, the majority stockholder will forfeit and convey to the Company,
                  (i) 60% of the contingent shares in the event the Roswell facility is not made available for acquisition, (ii) 35% of the contingent shares in the event the Cocoa Beach facility is not made available for acquisition, (iii) 5% of the contingent shares in the event the Pensacola facility is not made available for acquisition. If the majority stockholder makes any one or more of the Family Facilities available for acquisition for a cost in excess of $1 million and fails to contribute to the capital of the Company cash or other consideration equal to the amount of such excess, then the majority stockholder shall forfeit and convey to the Company a fraction of the 120,000 shares calculated as the consideration paid in excess of $1 million divided by $1 million. The 120,000 shares of common stock has been recorded as redeemable common stock as it is redeemable by the Company for conditions outlined above, which are not solely within the control of the Company.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)


         - The Company acquired Accent Mortgage Services, Inc. ("AMSI") for 362,600 shares of its common stock, plus the assumption of certain outstanding debt and other liabilities. The stock was valued at $580,160 or $1.60 per share based on an independent appraisal of the Company's stock at the date of formation. For the purposes of securing certain of the AMSI shareholders' performance under the obligations imposed under the purchase agreement, certain of the AMSI shareholders' have pledged 145,000 shares of the Company's common stock. The 145,000 shares of common stock has been recorded as redeemable common stock as it is redeemable by the Company for conditions which are not solely within the control of the Company. If AMSI either (i) during the one year period ending July 9, 2000 fails to produce $500,000 or more of total pre-tax income including an allocation of the Company's overhead or (ii) during the two year period ending July 9, 2001, fails to produce $1.5 million or more of total pre-tax income including an allocation of the Company's overhead, then certain of the AMSI shareholders shall forfeit 50,000 of the 145,000 shares.

                  The remaining 95,000 pledged shares are pledged to secure obligations against an indemnity provided to the Company by certain of the AMSI shareholders. These shares will remain pledged until the Company is satisfied that all obligations of certain of the AMSI shareholders have been fully satisfied. At July 9, 1999, the former AMSI shareholders owed the Company $257,423 under the indemnity, which has been recorded as a reduction of the redeemable common stock. In addition, such shareholders assumed from AMSI the obligation to repay certain notes payable to banks in the amount of $247,821 such notes continue to be collateralized by $125,435 of certificates of deposit owned by AMSI.

                  The assignment of fair values to assets acquired and liabilities assumed for AMSI is preliminary and subject to revision based on the resolution of certain pre-acquisition contingencies.

                  The Company applied the purchase method of accounting to this acquisition and "pushed down" its basis in the acquired assets and liabilities to AMSI. The net purchase price allocated consisted of common stock valued at $580,160 and professional costs associated with the acquisition of $172,500, net of $257,423 due under the indemnity from the former AMSI Shareholders. Values assigned to the assets and liabilities of AMSI is as follows:

                  Cash and cash equivalents                             $  246,255
                  Certificates of deposit                                  125,435
                  Loans receivable                                         531,692

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

                  Foreclosed real estate                                    593,960
                  Goodwill                                                1,171,651
                  Other assets                                               33,666


                  Due to related parties and stockholders, net             (135,477)
                  Note payable-warehouse line                            (1,132,442)
                  Note payable-stage funding line                          (528,891)
                  Other liabilities                                        (410,612)
                                                                        -----------
                                                                        $   495,237
                                                                        ===========


         - The Company acquired an option to purchase certain real estate located in Tennessee for 10,000 shares of common stock. The Company recorded the option at $16,000 or $1.60 per share based on an independent appraisal of the fair value of the Company's stock at the date of formation. In the event the Company does not exercise the option to acquire real estate, the shares will be returned to the Company.

         - The Company acquired an option to purchase certain real estate located in Atlanta, Georgia for 40,000 shares of common stock. The Company recorded the option at $64,000 or $1.60 per share based on an independent appraisal of the fair value of the Company's stock at the date of formation. In the event the Company does not exercise the option to acquire real estate, the shares will be returned to the Company.

         - The Company issued 60,000 shares of common stock to two consulting firms that aided the Company in structuring the formation of the Company. The Company has recorded the issuance of the shares as consulting expense at $1.60 per share. If on or before July 1, 2001 either (i) the common stock of the Company is not being traded in a public market at a price-to-projected earnings (as determined by the Board of Directors) multiple of at least 15 or (ii) the Company has not received capital contributions or financings in connection with the new capital stock issuances and sales totaling more than $7.5 million ($1,015,000 being procured by the consulting firms), then the consulting firms will forfeit and convey to the Company all of its stock. The common stock

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

         has been recorded as redeemable common stock as it is redeemable by the Company for conditions which are not solely within the control of the Company.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Business - The Company was formed in 1999 to acquire a mortgage brokerage company and certain tracts of land. The Company is closely held with the majority stockholder and his family controlling approximately 65% of the outstanding voting common stock at July 9, 1999.

         As a result of the acquisitions and contributions, the Company, through its subsidiaries, will provide mortgage brokerage services to individuals and will develop real estate for sale.

         Principles of Consolidation - The consolidated balance sheet of the Company includes the accounts of their respective wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

         Basis of presentation - The consolidated balance sheet has been prepared in conformity with generally accepted accounting principles and with general practices in the mortgage brokerage and real estate industries. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ significantly from those estimates.

         Cash and cash equivalents - The Company considers its highly-liquid investments with maturities of three months or less to be cash equivalents.

         Restricted certificate of deposit - The Company has pledged certificates of deposit to secure certain indebtedness of former AMSI shareholders.

         Loans receivable - The loans receivable represent short-term stage financing on manufactured housing. The purpose of the loan is to provide financing until the manufactured housing is in place and is then repaid through permanent financing. The loans are for a term of less than 90 days and are secured by the manufactured house.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                   (Continued)

                  Mortgage loans held for sale - Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

                  Concentration and credit risk - The Company is subject to concentration of credit risk with respect to the portfolio of mortgages receivable as changes in the economic environment might adversely impact the borrowers ability or willingness to repay such mortgages. Additionally, the value of such mortgages can be impacted by fluctuations in interest rates and the credit markets.

                  Valuation of real estate - The Company has adopted Statement of Financial Accounting Standard No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                  Foreclosed real estate - Foreclosed real estate is reported at the lower of cost or fair value less estimated disposal costs, determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources.

                  Goodwill - Goodwill represents the excess of the purchase price over the fair market value of the assets and liabilities of Accent Mortgage Services, Inc. which was acquired by the Company on July 9, 1999. The goodwill is amortized using the straight-line method over a period of 15 years.

                  Income Taxes - The Company has adopted the provisions of SFAS 109, "Accounting for Income Taxes", which requires the use of the asset and liability approach in accounting for income taxes.

                  Fair Value of Financial Instruments - The provisions of Statement of Financial Accounting Standards ("SFAS") 107 Disclosure About Fair Value of Financial Instruments, require the disclosure of fair value information about both on and off balance sheet financial instruments where it is practicable to estimate such values of its financial instruments. For certain instruments that are short-term in nature, such as cash and cash equivalents, carrying values approximate fair value. Loans receivable are recently executed and short-term in nature, therefore carrying values approximate fair value. Management has estimated that the fair value for the loans issued under notes payable (see Note 5) and the warehouse line and loan agreement (see Note 5) approximates carrying value.

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)

3.       MORTGAGE LOANS HELD FOR SALE

         Mortgage loans held for sale at July 9, 1999 consist of a pool of non-performing loans that were purchased by AMSI in July and August 1998 from SGE Mortgage Funding Corp. ("SGE"). Many of the loans that were acquired were also sold by SGE to other institutions, thereby, putting the ownership of the loans in question. Management believes that the collection of these amounts is unlikely and therefore a valuation allowance of $845,591, representing AMSI's investment, has been recorded against these loans.

4.       STOCK OPTIONS

         The Company has adopted the 1999 Stock Option Plan which is open to participation of all directors, employees and key consultants to the Company or any subsidiary or affiliate of the Company. Under the terms of the plan, not more than 200,000 shares of Accent are available to be optioned and not more than 20,000 shares of Accent may be subject to options granted to any one individual in the aggregate in any one fiscal year of Accent. Options are granted at not less than fair market value of the underlying stock at date of grant and vest ratably over a three year period. Such options expire five years from date of grant. Compensation expense will be recorded for grants to non-employees, directors and consultants. Employee stock options will be accounted for under APB 25 using the intrinsic value method. No compensation expense will be recorded for employee options.

         Options for 40,000 shares have been granted on July 9, 1999 at a price of $3.40 per share. Such price was determined to be fair market value at the date of the Company's merger with Lahaina as described in Note
         9. No options were exercisable on July 9, 1999.

         Had the Company adopted FAS 123, "Accounting for Stock-Based Compensation" and recognized stock options on a fair value basis, such options would have no significant value using the minimum value methodology in the Black-Scholes model.

5.       NOTES PAYABLE

         The Company has the following notes payable at July 9, 1999:

                  Note payable to a bank secured by certain
                  parcels of the land held for development.
                  The note bears interest 8.25% and is payable
                  quarterly.  The principal balance is due in
                  full on March 23, 2000.                                               $   992,500

                  Note payable to a bank secured by certain parcels of the land held for development. The note bears interest at a rate 75 basis points above the lender's prime rate (8.75% at July 9,
                  1999) and is payable quarterly. The principal balance
                  is due in full on March 1, 2000.                                          255,000

                  Note payable to a bank secured by certain
                  parcels of the land held for development.
                  The note bears interest 8.25% and is payable
                  quarterly.  The principal balance is due in
                  full on March 30, 2002.                                                   456,443

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (Continued)

                  Note payable to an investment bank secured by certain parcels of the land held for development. The note bears interest
                  8.25% and is payable quarterly. The principal balance is due
                  in full on June 1, 2000.                                                  400,000
                                                                                        -----------
                         Total notes payable                                            $ 2,103,943
                                                                                        ===========

                  Note payable to a related party secured by certain parcels of the land held for development. The note bears interest 8.25%
                  and is payable quarterly. The principal balance is due in
                  full on July 1, 2000.                                                 $   596,057

                  Unsecured note payable to the majority stockholder.
                  The note has no stated interest rate and is due by
                  July 31, 1999.                                                             40,000

                  Unsecured note payable to a related party. The note bears
                  Interest at a rate of 10% and is due on November
                  6, 1999                                                                   250,000
                                                                                        -----------
                           Due to related parties and stockholders                      $   886,057
                                                                                        ===========


       Scheduled maturities on notes payable and due to related parties and stockholders as of July 9, 1999 are as follows:

              Calendar Year:
              1999                                                                      $   290,000
              2000                                                                        2,243,557
              2001                                                                               --
              2002                                                                          456,443
                                                                                        -----------
                                                                                        $ 2,990,000
                                                                                        ===========


      At July 9, 1999, the Company had $1,132,442 outstanding under a $2,000,000 warehouse line. The warehouse line bears interest at a rate equal to 11.75% and is payable monthly. The warehouse line is secured by the underlying mortgages originated using proceeds from draws on the warehouse line and foreclosed real estate. The warehouse line was suspended as of July 9, 1999 due to violation of certain debt covenants and failure to repurchase or otherwise remove aged loans pursuant to the line of credit agreement. The

                    THE ACCENT GROUP, INC. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                               AS OF JULY 9, 1999
                                  (CONTINUED)

         Company intends to cure the default by liquidating certain assets to repay the line of credit.

         On January 15, 1999, AMSI entered into a revolving Loan Agreement (the "Agreement") with Accent Partners I, L.L.L.P. (a related party) for the purpose of making short term loans to consumers for the purpose of financing the purchase of real property, installation of improvements and the purchase of a manufactured home as part of an "on-your-lot" program for the acquisition of manufactured homes. The revolving loan is repaid as permanent financing is obtained. At July 9, 1999 outstanding loans totaled $528,891. In addition AMSI pays a loan fee equal to 1.25% of each borrowing made under this Agreement at the time of such borrowing. Interest accrues on the unpaid principal amount of loans outstanding at a rate per annum which is 1% above the Prime Rate (8% at July 9, 1999).

6.       REDEEMABLE COMMON STOCK

         The Company has issued common stock during the Formation Transactions that is subject to redemption at the Company's option under certain circumstances for reasons beyond the Company's control, as described in Note 1.

7.       INCOME TAXES

         The Company files a consolidated tax return with its subsidiaries and allocates income tax benefits and expenses based upon the income or loss of each company computed on a stand-alone basis.

         Temporary differences that give rise to deferred tax assets and liabilities at July 9, 1999 consist of net operating loss carry forwards, expense accruals, the allowance for loan losses and the use of accelerated depreciation methods. Net deferred taxes at July 9, 1999 was a deferred tax asset of $745,000 which was offset by a valuation allowance as the Company has not demonstrated the sustained profitability necessary to record such asset.

8.       COMMITMENTS AND CONTINGENCIES

         In July and August 1998, AMSI acquired from SGE Mortgage Funding Corp. and related entities notes secured primarily by first security interests in residences. The selling entity (SGE) has been placed in receivership by Order of the Superior Court of Tift County, Georgia. The receiver is charged with the responsibility of settling competing claims, if any, to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for a total purchase price of $623,032. Matrix Bank contends some of the loans are subject to competing claims or are non-performing assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for any loss which may result from the Matrix transaction.

         At July 9, 1999, AMSI was not in compliance with Department of Housing and Urban Development (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

         The Company is also subject to various litigation in the ordinary course of business. In the opinion of management, resolution of such matters

                   THE ACCENT GROUP, INC. AND SUBSIDIARIES
                   NOTES TO THE CONSOLIDATED BALANCE SHEET
                              AS OF JULY 9, 1999
                                 (Continued)

         will not have a significant effect on the financial position of the Company.



9.       SUBSEQUENT EVENTS

         On July 21, 1999, the Company entered into an Agreement and Plan of Merger with Lahaina Acquisitions, Inc. ("Lahaina") whereby all shareholders of the Company would receive 10 shares of common stock of Lahaina in exchange for each share of the Company's common stock.

         On August 23, 1999, the Company completed the merger with Lahaina.
         The merger was accounted for as a reverse acquisition as the Company's shareholders obtained a majority interest in Lahaina and the Company's management team replaced Lahaina's management team.

         On September 21, 1999, the Company contributed to AMSI, its subsidiary, a subsidiary of Lahaina, a sister company, which owned an investment real estate property on Amelia Island, Florida. Such transfer was made to cure the deficit in net worth at AMSI and achieve compliance under the HUD net worth regulations for mortgage companies.

INDEPENDENT AUDITORS' REPORT

To the Stockholder and
Board of Directors of
Accent Mortgage Services, Inc.

We have audited the accompanying balance sheet of Accent Mortgage Services, Inc. as of June 30, 1999 and the related statements of operations, stockholder's equity (deficit) and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accent Mortgage Services, Inc. as of June 30, 1999 and the results of its operations and its cash flows for the six months then ended in conformity with generally accepted accounting principles.


HOLLAND SHIPES VANN, P.C.

Atlanta, Georgia
September 9, 1999, except for Note 12
as to which the date is September 21, 1999

                         ACCENT MORTGAGE SERVICES, INC.

                                 BALANCE SHEET

-----------------------------------------------------------------------------
JUNE 30,                                                          1999
-----------------------------------------------------------------------------


ASSETS
 Mortgage portfolio, net                                          $ 1,030,842
 Restricted certificates of deposit                                   125,435
 Cash and cash equivalents                                             81,255
 Accrued interest receivable                                           12,634
 Property and equipment, less accumulated depreciation                 32,166
 Foreclosed real estate                                               593,960
 Due from related company                                             189,523
 Other assets                                                           1,500
-----------------------------------------------------------------------------
                                                                  $ 2,067,315
=============================================================================



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
 Lines of credit                                                  $ 1,632,342
 Notes payable                                                        776,713
 Due to stockholders                                                  153,094
 Accrued interest payable                                             208,080
 Other liabilities                                                    280,251
-----------------------------------------------------------------------------
                                                                    3,050,480
-----------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
-----------------------------------------------------------------------------

STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, no par value, 1,000,000 shares
  authorized; 400,000 shares issued and outstanding                    60,000
 Additional paid-in capital                                           624,595
 Accumulated (deficit)                                             (1,667,760)
-----------------------------------------------------------------------------
                                                                     (983,165)
-----------------------------------------------------------------------------
                                                                  $ 2,067,315
=============================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENT OF OPERATIONS


-----------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30,                                                1999
-----------------------------------------------------------------------------


REVENUES
  Brokerage services                                              $   560,097
  Interest income                                                       9,188
-----------------------------------------------------------------------------
                                                                      569,285
-----------------------------------------------------------------------------

OTHER EXPENSES
  Brokerage services expense                                          323,222
  Interest expense                                                     30,986
  Provision for losses                                                 50,000
  Administrative and general                                          386,878
  Loss on disposal of property and equipment                          167,645
-----------------------------------------------------------------------------
                                                                      958,731
-----------------------------------------------------------------------------

NET LOSS                                                          $  (389,446)
=============================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)


------------------------------------------------------------------------------------------------------------
                                                            Additional                           Total
                                             Common          Paid-in        Accumulated      Stockholder's
                                              Stock          Capital         (Deficit)      Equity (Deficit)
------------------------------------------------------------------------------------------------------------


BALANCE, December 31, 1998                  $  60,000       $ 124,595       $(1,278,314)      $(1,093,719)

 Net loss for the six months
  ended June 30, 1999                                                          (389,446)         (389,446)

 Capital contribution                                         500,000                             500,000
---------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                      $  60,000       $ 624,595       $(1,667,760)      $  (983,165)
=========================================================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENT OF CASH FLOWS

-----------------------------------------------------------------------------

SIX MONTHS ENDED JUNE 30,                                                1999
-----------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $  (389,446)
-----------------------------------------------------------------------------
  Adjustments to reconcile net loss to net cash
    used in operating activities:-
       Depreciation                                                    16,568
       Loss on disposal of property and equipment                     167,645
       Changes in assets and liabilities:
         Accrued interest receivable                                   47,959
         Other assets                                                  (1,500)
         Accrued interest payable                                     (34,835)
         Other liabilities                                             35,135
-----------------------------------------------------------------------------
                                                                      230,972
-----------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                (158,474)
-----------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to related company                                        (189,523)
  Proceeds from sale of mortgages                                   2,199,119
  Purchase of certificates of deposit                                  (2,354)
  Proceeds from sale of equipment                                      13,500
-----------------------------------------------------------------------------
NET CASH PROVIDED BY INVESTING ACTIVITIES                           2,020,742
-----------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution                                                500,000
  Loans from stockholders                                               2,794
  Decrease in lines of credit                                      (2,855,222)
  Proceeds from notes payable                                         528,891
  Principal payments on notes payable                                 (23,526)
-----------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                              (1,847,063)
-----------------------------------------------------------------------------

NET INCREASE IN CASH                                                   15,205

CASH AND CASH EQUIVALENTS, beginning of period                         66,050
-----------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period                          $    81,255
=============================================================================

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999



 1. ORGANIZATION         Accent Mortgage Services, Inc. (AMSI) was
    AND SUMMARY OF       incorporated in the State of Georgia on August 21,
    SIGNIFICANT          1991. The Company engages in residential and
    ACCOUNTING           commercial brokerage services and in the purchase
    POLICIES             and sale of mortgages. The Company provides these
                         services primarily to residential mortgage customers in the Southeastern United States. In 1999, the
                         Company expanded its services to include net branch brokerage services, which allows outside agents to broker loans utilizing the Company's licenses, and provide short-term stage financing for modular home purchasers. At June 30, 1999, the Company was a wholly-owned subsidiary of Accent Holdings, Inc.

                         Effective July 9, 1999, Accent Holdings, Inc. exchanged 400,000 shares of Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The Accent Group received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

    MANAGEMENT           The preparation of financial statements in conformity
    ESTIMATES            with generally accepted accounting principles requires
                         management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    MORTGAGE             Mortgage loans are held for sale and are carried at
    PORTFOLIO            the lower of cost or fair value with any unrealized
                         losses included in current period earnings.

                         The accrual of interest on mortgages is discontinued when the mortgages become delinquent for 90 days or more. Any accrued interest on delinquent mortgages is charged against current-period interest income. Subsequent interest income on such mortgages is recognized only to the extent that cash payments are received.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


    ALLOWANCE FOR        The allowance for losses is based on an analysis of
    LOSSES               the mortgage portfolio.  The analysis considers credit
                         profile factors such as mortgage characteristics and actual and expected loss experience. Increases in the allowance are charged to the provision for losses. Reductions in the allowance result from charge-offs, net of recoveries. In management's judgment, the allowance is adequate to provide for expected losses.

    PROPERTY AND         Property and equipment are recorded at cost.
    EQUIPMENT            Depreciation is provided utilizing the straight-line
                         method over the estimated useful lives of the individual assets, which are generally five to seven years. Depreciation expense totaled $16,568 for the six months ended June 30, 1999.

    CASH AND CASH        The Corporation considers highly liquid investment
    EQUIVALENTS          instruments with an original maturity of three months
                         or less to be "cash equivalents." Cash equivalents are carried at cost, which approximates market value.

    CREDIT RISK          Concentration of credit risk with respect to the
                         Company's mortgages receivable exists since borrowers are susceptible to changes in economic conditions that could affect their ability to meet their obligations. Additionally, the Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

    INCOME TAXES         Income taxes are accounted for under the asset and
                         liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.


    FORECLOSED           Foreclosed real estate is carried at the lower of
    REAL ESTATE          cost or estimated fair value less estimated costs
                         to sell.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


 2. MORTGAGE              The Company's mortgage portfolio represents mortgages
    PORTFOLIO             closed either directly from borrowers or purchased
                          from other lenders. Mortgages receivable at June 30, 1999 consist of the following:

                           Principal of mortgages securing lines of credit                $ 1,244,279
                           Stage funding                                                      531,692
                           Principal of other mortgages                                       944,828
                           Less:  Purchase discounts                                         (844,366)
                           --------------------------------------------------------------------------
                                                                                            1,876,433
                           Less: Allowance for losses                                        (845,591)
                           --------------------------------------------------------------------------

                                                                                          $ 1,030,842
                           ==========================================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 3. PROPERTY AND         Property and equipment at June 30, 1999 are summarized
    EQUIPMENT            as follows:

                           Furniture and fixtures                        $ 13,825
                           Office equipment                                26,269
                           ------------------------------------------------------
                                                                           40,094
                           Less: Accumulated depreciation                  (7,928)
                           ------------------------------------------------------

                                                                         $ 32,166
                           ======================================================



 4. 401(K) PROFIT        Effective January 1, 1998, the Company established a
    SHARING PLAN         401(k) profit sharing plan covering substantially all
                         of its employees. Effective June 30, 1999, the Plan was terminated and all eligible employees became 100% vested. The Company made contributions of $953 in 1999.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

                                  (Continued)


 5. LINES OF CREDIT        Lines of credit at June 30, 1999 consist of the
                           following:

                           $7,000,000 warehouse line of credit,
                           payable on demand, bearing interest
                           at prime plus 2%, secured primarily
                           by mortgages receivable                                        $   499,900

                           $2,000,000 warehouse line of credit,
                           bearing interest at prime plus 2%,
                           maturing October 1998, secured
                           primarily by mortgages receivable
                           and guaranteed by a principal share-
                           holder of Accent Holdings, Inc.                                  1,132,442
                           --------------------------------------------------------------------------

                                                                                          $ 1,632,342
                           ==========================================================================

                           The Company is currently in default on its $2,000,000 line of credit. The loan agreement requires the Company to maintain certain net worth requirements. Additionally, the agreement requires mortgages to be removed as loan security from the line within 90 days after advances are made on the related mortgages. The Company is in violation of both of these provisions. Management is currently negotiating with the lender to cure the defaults.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)


 6. NOTES PAYABLE          Notes payable at June 30, 1999 are summarized as
                           follows:

                           Note payable to bank in monthly
                           principal and interest payments of
                           $5,144 and a final balloon payment
                           of $167,780 in August 1999. The
                           note bears interest at 8.5% and is
                           secured by accounts receivable,
                           equipment and certificates of
                           deposit totaling $125,435                                      $ 170,831

                           Note payable to bank; interest rate
                           of 8.5%; maturing August 1999;
                           secured by a $107,000 certificate of
                           deposit of a shareholder's family
                           member                                                            75,000

                           Equipment note; monthly payments
                           of $175, bearing interest at 10%,
                           paid July, 1999                                                    1,991

                           Notes payable to affiliated company,
                           bearing interest at prime
                           plus 1%, maturing December 2001,
                           secured by stage funding mortgage
                           receivables                                                      528,891
                           ------------------------------------------------------------------------

                                                                                          $ 776,713
                           ========================================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 7. INCOME TAXES           The Company files a consolidated tax return with its
                           parent, Accent Holdings, Inc., and allocates income tax benefits and expense based on the income or loss of each company.

                           Temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30, 1999 consist of net operating loss carryforwards, expense accruals, the allowance for losses and the use of accelerated tax depreciation methods. Net deferred taxes at June 30, 1999 include the following components:

                           Deferred tax assets                                            $  745,000
                           Valuation allowance                                              (743,000)
                           -------------------------------------------------------------------------
                                                                                               2,000
                           Deferred tax liabilities                                           (2,000)
                           -------------------------------------------------------------------------


                           Net deferred taxes                                             $      -0-
                           =========================================================================

                           At June 30, 1999, the Company has net operating loss carryforwards for tax purposes of approximately $551,000, which are available to offset future taxable income through 2019.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

 8. OPERATING LEASE     The Company leases office space under a noncancelable
                        lease classified as an operating lease. Future minimum obligations are as follows:

                           Year Ended June 30,
                           -----------------------------------------------------------------------
                                 2000                                                    $ 158,276
                                 2001                                                      161,619
                                 2002                                                      166,468
                                 2003                                                      171,407
                                 2004                                                      176,587
                                 Thereafter                                                 29,576
                           -----------------------------------------------------------------------

                                                                                         $ 863,933
                           =======================================================================

                        Rental expense totaled $30,991 at June 30, 1999 and is included in administrative and general expenses.

 9. RELATED PARTY       During 1999, Accent Holdings, Inc. made a capital
    TRANSACTIONS        contribution of $500,000 to the Company.

                        At June 30, 1999, shareholders of Accent Holdings, Inc. have made non-interest bearing advances totaling $153,094 to the Company.

                        During June 1999, the Company made $189,523 in non-interest bearing advances to The Accent Group, Inc.

                        In 1999, the Company borrowed $528,891 from Accent Partners, a partnership of Accent Holdings, Inc. and one of its shareholders. The funds were used to finance stage funding mortgage receivables totaling $531,692 at June 30, 1999.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)
10.   COMMITMENTS       In July and August 1998, the Company purchased mortgage
      AND               notes from SGE Mortgage Funding Corp. Subsequent to the
      CONTINGENCIES     purchases, the Superior Court of Tift County, Georgia,
                        placed SGE in receivership and charged the receiver with the responsibility of settling competing claims to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for $623,032. Matrix Bank contends some of the loans are subject to competing claims or are nonperforming assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for losses which may result from the Matrix transaction.

                        At June 30, 1999, the Company was not in compliance with Department of Housing and Urban Development
                        (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

                        The Company is involved in several lawsuits and regulatory issues arising in the normal course of business. In the opinion of management, no material loss will result from settlement of these issues.

11. SUPPLEMENTAL        The Company paid interest of $65,821 during the six
    CASH FLOW           months ended June 30, 1999.
    INFORMATION

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                                  (Continued)

12.   SUBSEQUENT           As mentioned in Note 1, effective July 9, 1999,
      EVENTS               Accent Holdings, Inc. exchanged 400,000 shares of
                           Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent
                           Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The
                           Accent Group, Inc. received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

                           In order to alleviate the Company's deficit in stockholder's equity, on September 21, 1999, The Accent Group transferred a subsidiary, Beachside Commons I, Inc. into the Company. Beachside Commons I, Inc.'s principal holding is real estate. Management estimates that the net value of the Company is approximately $1,700,000.

                           Additionally, in the merger referred to above, the Company was relieved of stockholder loans totaling approximately $153,000 at June 30, 1999. The loans were transferred to additional paid-in capital.

                           The effect of the two transactions is to increase net worth by approximately $1,853,000 and brings the Company into compliance with the net worth requirements of both HUD and its line of credit which is in default.

INDEPENDENT AUDITORS' REPORT

To the Stockholder and
Board of Directors of
Accent Mortgage Services, Inc.

We have audited the accompanying balance sheets of Accent Mortgage Services, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accent Mortgage Services, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Holland Shipes Vann, P.C.

Atlanta, Georgia
September 9, 1999, except for
Note 13, as to which the date
is September 21, 1999

                         ACCENT MORTGAGE SERVICES, INC.

                                 BALANCE SHEETS


                                                                          ===========       ==========
December 31,                                                                 1998              1997
                                                                          ===========       ==========
ASSETS
   Mortgage portfolio, net                                                $ 3,823,921       $1,658,900
   Investments, held to maturity                                                               153,957
   Restricted certificates of deposit                                         123,081          121,500
   Cash and cash equivalents                                                   66,050           23,156
   Accrued interest receivable                                                 60,593           25,446
   Property and equipment, less accumulated depreciation                      229,879          141,841
   Other assets                                                                                 73,548
                                                                          -----------       ----------
                                                                          $ 4,303,524       $2,198,348
                                                                          ===========       ==========



LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
   Lines of credit                                                        $ 4,487,564       $1,585,964
   Notes payable                                                              271,348          355,268
   Due to stockholders                                                        150,300           35,000
   Accrued interest payable                                                   242,915           26,719
   Other liabilities                                                          245,116           81,681
                                                                          -----------       ----------
                                                                            5,397,243        2,084,632
                                                                          -----------       ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT)
   Common stock, no par value, 1,000,000 shares
      authorized; 400,000 shares issued and outstanding                        60,000           60,000
   Additional paid-in capital                                                 124,595
   Retained earnings (deficit)                                             (1,278,314)          53,716
                                                                          -----------       ----------
                                                                           (1,093,719)         113,716
                                                                          -----------       ----------
                                                                          $ 4,303,524       $2,198,348
                                                                          ===========       ==========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENTS OF OPERATIONS


                                                                          ===========       ===========
Year Ended December 31,                                                          1998             1997
                                                                          ===========       ===========
REVENUES
     Brokerage services                                                   $ 2,783,098       $1,910,837
     Interest and investment income                                            92,997           42,902
                                                                          -----------       ----------
                                                                            2,876,095        1,953,739
                                                                          -----------       ----------


EXPENSES
     Brokerage services expense                                             1,571,852          828,747
     Interest expense                                                         262,417           62,138
     Provision for losses                                                     853,056
     Administrative and general                                             1,520,800        1,231,261
                                                                          -----------       ----------
                                                                            4,208,125        2,122,146
                                                                          -----------       ----------

NET LOSS                                                                  $(1,332,030)      $ (168,407)
                                                                          ===========       ==========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                        ========   ===========       =========       ================
                                                                    Additional        Retained           Total
                                                         Common       Paid-in         Earnings        Stockholder's
                                                         Stock        Capital        (Deficit)       Equity (Deficit)
                                                        ========   ===========      ==========       ================
BALANCE, December 31, 1996                              $60,000                     $   222,123       $   282,123

   1997 net loss                                                                       (168,407)         (168,407)
                                                        -------      ---------      -----------       -----------
BALANCE, December 31, 1997                               60,000                          53,716           113,716

   1998 net loss                                                                     (1,332,030)       (1,332,030)

   Capital contribution                                              $ 124,595                            124,595
                                                        -------      ---------      -----------       -----------
BALANCE, December 31, 1998                              $60,000      $ 124,595      $(1,278,314)      $(1,093,719)
                                                        =======      =========      ===========       ===========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  ===========       ============
Year Ended December 31,                                              1998               1997
                                                                  ===========       ============
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $(1,332,030)      $  (168,407)
                                                                  -----------       -----------
   Adjustments to reconcile net loss to net cash
        used in operating activities:-
             Depreciation                                              37,028            25,936
             Amortization of discount                                                   (13,898)
             Provision for losses                                     845,591
             Gain on sale of investments                              (31,218)
             Changes in assets and liabilities:
                 Accrued interest receivable                          (35,147)          (25,446)
                 Other assets                                          73,548            16,455
                 Accrued interest payable                             216,196            26,719
                 Other liabilities                                    163,435            33,283
                                                                  -----------       -----------
                                                                    1,269,433            63,049
                                                                  -----------       -----------
NET CASH USED IN OPERATING ACTIVITIES                                 (62,597)         (105,358)
                                                                  -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of mortgages, net                                       (3,010,612)         (960,000)
  Acquisition of property and equipment                              (125,066)          (62,229)
  Purchase of investments and certificates of deposit                  (1,581)         (165,394)
  Proceeds from sale of investments                                   185,175
                                                                  -----------       -----------
NET CASH USED IN INVESTING ACTIVITIES                              (2,952,084)       (1,187,623)
                                                                  -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution                                                124,595
  Borrowings on notes payable                                          75,000           492,979
  Loans from stockholders                                             115,300            35,000
  Increase in lines of credit                                       2,901,600           901,042
  Principal payments on notes payable                                (158,920)         (165,045)
                                                                  -----------       -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           3,057,575         1,263,976
                                                                  -----------       -----------

NET INCREASE (DECREASE) IN CASH                                        42,894           (29,005)

CASH AND CASH EQUIVALENTS, beginning of year                           23,156            52,161
                                                                  -----------       -----------
CASH AND CASH EQUIVALENTS, end of year                            $    66,050       $    23,156
                                                                  ===========       ===========

See accompanying notes to financial statements.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

 1. ORGANIZATION        Accent Mortgage Services, Inc. (AMSI) was incorporated
    AND SUMMARY OF      in the State of Georgia on August 21, 1991. The Company
    SIGNIFICANT         engages in residential and commercial brokerage
    ACCOUNTING          services and in the purchase and sale of mortgages. The
    POLICIES            Company provides these services primarily to mortgage
                        customers in the Southeastern United States. At
                        December 31, 1998, the Company was a wholly-owned subsidiary of Accent Holdings, Inc.

                        Effective July 9, 1999, Accent Holdings, Inc. exchanged 400,000 shares of Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The Accent Group received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

    MANAGEMENT          The preparation of financial statements in conformity
    ESTIMATES           with generally accepted accounting principles requires
                        management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    MORTGAGE            Mortgage loans are held for sale and are carried at
    PORTFOLIO           the lower of cost or fair value with any unrealized
                        losses included in current period earnings.

                        The accrual of interest on mortgages is discontinued when mortgages become delinquent for 90 days or more. Any accrued interest on delinquent mortgages is charged against current-period interest income. Subsequent interest income on such mortgages is recognized only to the extent that cash payments are received.

    INVESTMENTS         Nonmortgage investments are classified as
                        held-to-maturity and are carried at historical cost, adjusted for unamortized discount or premium.
                        Interest income is recognized on an accrual basis.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

    ALLOWANCE FOR          The allowance for losses is based on an analysis of
    LOSSES                 the mortgage portfolio. The analysis considers
                           credit profile factors such as mortgage
                           characteristics and actual and expected loss experience. Increases in the allowance are charged to the provision for losses. Reductions in the allowance result from charge-offs, net of recoveries. In management's judgment, the allowance is adequate to provide for expected losses.

    PROPERTY               Property and equipment are recorded at cost.
    AND                    Depreciation is provided utilizing the straight-line
    EQUIPMENT              method over the estimated useful lives of the
                           individual assets, generally five to seven years.
                           Depreciation expense totaled $37,028 (1998) and $25,936 (1997).

    CASH AND CASH          The Corporation considers highly liquid investment
    EQUIVALENTS            instruments with an original maturity of three
                           months or less to be "cash equivalents." Cash equivalents are carried at cost, which approximates market value.

    CREDIT RISK            Concentration of credit risk with respect to the
                           Company's mortgages receivable exists since borrowers are susceptible to changes in economic conditions that could affect their ability to meet their obligations. Additionally, the Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

    INCOME TAXES           Income taxes are accounted for under the asset and
                           liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

 2. MORTGAGE              The Company's mortgage portfolio represents mortgages
    PORTFOLIO             closed either directly from borrowers or purchased
                          from other lenders. Mortgages receivable consist of the following:


                                                                            1998             1997
                           ----------------------------------------------------------------------


                           Principal of mortgages securing
                             lines of credit                         $ 4,626,154       $1,658,900
                           Principal of other mortgages                  944,828
                           Less:  Purchase discounts                    (901,470)
                           ----------------------------------------------------------------------
                                                                       4,669,512        1,658,900
                           Less: Allowance for losses                   (845,591)
                           ----------------------------------------------------------------------

                                                                     $ 3,823,921       $1,658,900
                           ======================================================================



 3. INVESTMENTS           Investments classified as held-to-maturity consisted
                          of U. S. Government zero coupon bonds with an amortized cost of $153,957 at December 31, 1997 and a market value of $182,233. The bonds were sold in 1998 resulting in a realized gain of $31,218.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


 4. PROPERTY AND           Property and equipment are summarized as follows:
    EQUIPMENT

                                                                           1998              1997
                           ----------------------------------------------------------------------

                           Automobiles                               $   24,160        $   24,160
                           Furniture and fixtures                        34,631            29,080
                           Office equipment                             173,973           129,624
                           Leasehold improvements                        89,206            14,040
                           ----------------------------------------------------------------------
                                                                        321,970           196,904
                           Less: Accumulated depreciation               (92,091)          (55,063)
                           ----------------------------------------------------------------------

                                                                     $  229,879        $  141,841
                           ======================================================================

 5. 401(K) PROFIT          Effective January 1, 1998, the Company established a
    SHARING PLAN           401(k) profit sharing plan covering substantially
                           all of its employees. Effective June 30, 1999, the Plan was terminated and all eligible employees became 100% vested. The Company made contributions of $5,664 in 1998 to the Plan.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)



 6. LINES OF CREDIT        Lines of credit consist of the following:

                                                                                 1998             1997
                           ---------------------------------------------------------------------------

                           $7,000,000 warehouse line of credit,
                           payable on demand, bearing interest
                           at prime plus 2%, secured primarily
                           by mortgages receivable                        $ 3,220,875


                           $2,000,000 warehouse line of credit,
                           bearing interest at prime plus 2%,
                           maturing October 1998, secured
                           primarily by mortgages receivable
                           and guaranteed by a principal share-
                           holder of Accent Holdings, Inc.                  1,266,689       $1,585,964
                           ---------------------------------------------------------------------------

                                                                          $ 4,487,564       $1,585,964
                           ===========================================================================


                           The Company is currently in default on its $2,000,000 line of credit. The loan agreement requires the Company to maintain certain net worth requirements. Additionally, the agreement requires mortgages receivable to be removed as loan security within 90 days after advances are made on the related mortgages. The Company is in violation of both of these provisions. Management is currently negotiating with the lender to cure the defaults.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


 7. NOTES PAYABLE          Notes payable are summarized as follows:

                                                                                         1998              1997
                           ------------------------------------------------------------------------------------

                           Note payable to bank in monthly principal and
                           interest payments of $5,144 and a final
                           balloon payment of $167,780 in August 1999.
                           The note bears interest at 8.5% and is
                           secured by accounts receivable, equipment and
                           certificates of deposit totaling $123,081
                           (1998) and $121,500 (1997)                               $ 194,357         $ 236,481

                           Margin demand loan payable, secured
                           by investments, interest paid monthly
                           at variable rates                                                            109,233

                           Note payable to bank; interest rate of 8.5%;
                           maturing August 1999; secured by a $107,000
                           certificate of deposit of a shareholder's
                           family member                                               75,000


                           Equipment notes; monthly payments of $175
                           (1998) and $3,700 (1997), bearing interest at
                           rates from 9 1/2% to 17.99%, maturing June
                           1998 to April 1999, secured by office equipment              1,991             9,554
                           ------------------------------------------------------------------------------------

                                                                                    $ 271,348         $ 355,268
                           ====================================================================================

 8. INCOME TAXES           The Company files a consolidated tax return with its
                           parent, Accent Holdings, Inc., and allocates income tax benefits and expense based on the income or loss of each company.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)


                           Temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1998 and 1997 consist of net operating loss carryforwards, expense accruals, the allowance for losses and the use of accelerated tax depreciation methods. Net deferred taxes at December 31, 1998 and 1997 include the following components:


                                                                  1998              1997
                           -------------------------------------------------------------

                           Deferred tax assets               $ 593,000         $  67,000
                           Valuation allowance                (575,000)          (51,000)
                           -------------------------------------------------------------
                                                                18,000            16,000
                           Deferred tax liabilities            (18,000)          (16,000)
                           -------------------------------------------------------------

                           Net deferred taxes                $     -0-         $     -0-
                           =============================================================


                           At December 31, 1998, the Company has net operating loss carryforwards for tax purposes of approximately $210,000, which are available to offset future taxable income through 2018.


 9. OPERATING LEASE        The Company leases office space under a
                           noncancelable lease classified as an operating lease. Future minimum obligations are as follows:

                           Year Ended December 31,
                           ------------------------------------------------------------
                                 1999                                          $110,307
                                 2000                                           159,629
                                 2001                                           164,441
                                 2002                                           169,343
                                 2003                                           174,410
                                 Thereafter                                     103,517
                           ------------------------------------------------------------

                                                                               $881,647
                           ============================================================

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

                        Rental expense totaled $54,333 (1998) and $26,657
                        (1997) and is included in administrative and general expenses.


10. RELATED PARTY       The Company received advances from and paid expenses on
    TRANSACTIONS        behalf of several affiliated companies. During 1998,
                        the parent company, Accent Holdings, Inc., contributed net advances of $124,595 to the capital of The Company.

                        Shareholders of Accent Holdings, Inc. made non-interest bearing advances totaling $150,300
                        (1998) and $35,000 (1997) to the Company.

                        The Company paid consulting fees of $74,482 in 1998 to a company related through common ownership to one of the shareholders of Accent Holdings, Inc.


11. COMMITMENTS         In July and August 1998, the Company purchased mortgage
    AND                 notes from SGE Mortgage Funding Corp. Subsequent to the
    CONTINGENCIES       purchases, the Superior Court of Tift County, Georgia,
                        placed SGE in receivership and charged the receiver with the responsibility of settling competing claims to loans made and sold by SGE. Many of the loans acquired by the Company from SGE were later sold to Matrix Bank for $623,032. Matrix Bank contends some of the loans are subject to competing claims or are nonperforming assets, and has demanded that the Company reacquire these loans. The Company is negotiating with Matrix to resolve these issues, however, the ultimate resolution is unknown at this time. The Company has not provided for losses which may result from the Matrix transaction.

                        Subsequent to December 31, 1998, the Company determined it was not in compliance with Department of Housing and Urban Development (HUD) net worth requirements. The Company is taking corrective action; however, the ultimate resolution of the matter and the effects it may have on the Company's operations are not known.

                         ACCENT MORTGAGE SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Continued)

                           The Company is involved in several lawsuits and regulatory issues arising in the normal course of business. In the opinion of management, no material loss will result from settlement of these issues.


12. SUPPLEMENTAL           The Company paid interest of $46,221 (1998) and
    CASH FLOW              $35,419 (1997).  The Company paid income taxes of
    INFORMATION            $29,830 in 1997.


13. SUBSEQUENT             As mentioned in Note 1, effective July 9, 1999,
    EVENTS                 Accent Holdings, Inc. exchanged 400,000 shares of
                           Accent Mortgage Services, Inc. for 362,000 shares of common stock of The Accent Group, Inc., thereby making AMSI a wholly-owned subsidiary of The Accent
                           Group. The Accent Group, Inc. then entered into a reverse merger with Lahaina Acquisitions, Inc. In connection with the merger, shareholders of The
                           Accent Group, Inc. received 86% of the common stock of Lahaina. The Accent Group, Inc. is now the surviving parent of AMSI.

                           In order to alleviate the Company's deficit in stockholder's equity, on September 21, 1999, The Accent Group transferred a subsidiary Beachside Commons I, Inc. into the Company. Beachside Commons I, Inc.'s principal holding is real estate. Management estimates that the net value of the Company is approximately $1,700,000.


                           Additionally, in the merger referred to above, the Company was relieved of the stockholder loans totaling approximately $153,000 at June 30, 1999. The loans were transferred to additional paid-in capital.

                           The effect of the two transactions is to increase net worth by approximately $1,853,000 and brings the Company into compliance with the net worth requirements of both HUD and its line of credit which is in default.

(b) Pro Forma Financial Statements


                           LAHAINA ACQUISITIONS, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The following unaudited pro forma condensed combined financial statements give effect to the following transactions: (i) the acquisition of The Accent Group, Inc. ("Accent") by Lahaina Acquisitions, Inc. ("Lahaina"), (ii) consummation of Accent's acquisition of the outstanding capital stock of Accent Mortgage Services, Inc. ("AMSI"), (iii) the contribution of certain real estate and options to acquire real estate to Accent by the majority stockholder, and (iv) other Accent acquisitions. The acquisitions of AMSI and Lahaina will be accounted for using the purchase method of accounting and the contributions of real estate and options to acquire real estate from the majority shareholder will be accounted for at the majority shareholder's cost basis due to common ownership and control. In accordance with the provisions of Staff Accounting Bulletin No. 97, Accent is deemed to be the accounting acquirer of Lahaina as its stockholders will receive the largest portion of the voting rights in the combined corporation.

The Unaudited Pro Forma Condensed Balance Sheet gives effect to the acquisitions as if they had occurred on June 30, 1999. The Unaudited Pro Forma Combined Statements of Operations for the nine months ended June 30, 1999 and the year ended September 30, 1998 gives effect to these transactions as if they had occurred on January 1, 1998.

The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data does not purport to represent what Lahaina's financial position or results of operations would actually have been if such transactions in fact had occurred on those assumed dates and are not necessarily representative of Lahaina's financial position or results of operations for any future period. Since Lahaina, Accent and AMSI were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A.

The pro forma adjustments have been adjusted to reflect the 10 for 1 exchange ratio for shares issued by Lahaina to shareholders of Accent.

                           LAHAINA ACQUISITIONS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1999

                                                                        PRO FORMA                      PRO FORMA
                                                                         COMBINED       HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                          ACCENT         LAHAINA        (note 3)      COMBINED
                                                                        -----------    -----------    -----------    -----------
ASSETS
   Cash and cash equivalents                                            $   106,255    $    60,261    $        --    $   166,516
   Restricted cash                                                               --         31,000             --         31,000
   Restricted certificates of deposit                                       125,435             --             --        125,435
   Loans receivable                                                         531,692             --             --        531,692
   Mortgage loans held for sale, net                                        499,150             --             --        499,150
   Real estate held for sale                                                     --      2,901,799        748,201      3,650,000
   Land held for development                                                700,000             --             --        700,000
   Foreclosed real estate                                                   593,960             --             --        593,960
   Goodwill                                                               1,237,487             --        144,839      1,382,326
   Due from related parties and stockholders                                 40,000             --             --         40,000
   Other assets                                                             283,323        211,251       (214,500)       280,074
                                                                        -----------    -----------    -----------    -----------

                 Total assets                                           $ 4,117,302    $ 3,204,311    $   678,540    $ 8,000,153
                                                                        ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   Notes payable                                                        $ 2,103,943    $ 1,550,000    $        --    $ 3,653,943
   Due to related parties and stockholders                                  636,057             --             --        636,057
   Notes payable-convertible debt                                                --        775,000             --        775,000
   Note payable-warehouse line                                            1,632,342             --             --      1,632,342
   Note payable-stage funding line                                          528,891             --             --        528,891
   Accrued interest payable                                                 208,080             --             --        208,080
   Accounts payable and accrued expenses                                    628,752        540,294             --      1,169,046
   Other liabilities                                                          1,500          9,000             --         10,500
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities                                        5,739,565      2,874,294             --      8,613,859
                                                                        -----------    -----------    -----------    -----------

Redeemable stock                                                             70,577             --             --         70,577

Stockholders' equity (deficit):
   Common stock                                                                  --             --             --             --
   Convertible preferred stock                                                   --             --             --             --
   Additional paid-in capital                                            (1,571,840)     1,093,171        (84,614)      (563,283)
   Retained earnings (deficit)                                             (121,000)      (763,154)       763,154       (121,000)
                                                                        -----------    -----------    -----------    -----------

                 Total stockholders' equity (deficit)                    (1,692,840)       330,017        678,540       (684,283)
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities and stockholders' equity (deficit)   $ 4,117,302    $ 3,204,311    $   678,540    $ 8,000,153
                                                                        ===========    ===========    ===========    ===========


                             THE ACCENT GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1999

                                                                                                       PRO FORMA      PRO FORMA
                                                                                     ACCENT MORTGAGE  ADJUSTMENTS     COMBINED
                                                                          ACCENT      SERVICES, INC.    (note 3)       ACCENT
                                                                        -----------  ---------------  -----------    -----------
ASSETS
   Cash and cash equivalents                                            $    25,000    $    81,255    $        --    $   106,255
   Restricted certificates of deposit                                            --        125,435             --        125,435
   Loans receivable                                                              --        531,692             --        531,692
   Mortgage loans receivable, net                                                --        499,150             --        499,150
   Land held for development                                                     --             --        700,000        700,000
   Foreclosed real estate                                                        --        593,960             --        593,960
   Goodwill                                                                      --             --      1,237,487      1,237,487
   Due from related parties and stockholders                                 10,477         29,523             --         40,000
   Other assets                                                             329,523        206,300       (252,500)       283,323
                                                                        -----------    -----------    -----------    -----------

                 Total assets                                           $   365,000    $ 2,067,315    $ 1,684,987    $ 4,117,302
                                                                        ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
   Notes payable                                                        $        --    $   247,821    $ 1,856,122    $ 2,103,943
   Due to related parties and stockholders                                   40,000        153,094        442,963        636,057
   Note payable-warehouse line                                                   --      1,632,342             --      1,632,342
   Note payable-stage funding line                                               --        528,891             --        528,891
   Accrued interest payable                                                      --        208,080             --        208,080
   Accounts payable and accrued expenses                                    350,000        278,752             --        628,752
   Other liabilities                                                             --          1,500             --          1,500
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities                                          390,000      3,050,480      2,299,085      5,739,565
                                                                        -----------    -----------    -----------    -----------

Redeemable common stock                                                          --             --         70,577         70,577

Stockholders' deficit:
   Common stock                                                                  --         60,000        (60,000)            --
   Additional paid-in capital                                                    --        624,595     (2,196,435)    (1,571,840)
   Retained earnings (deficit)                                              (25,000)    (1,667,760)     1,571,760       (121,000)
                                                                        -----------    -----------    -----------    -----------

                 Total stockholders' deficit                                (25,000)      (983,165)      (684,675)    (1,692,840)
                                                                        -----------    -----------    -----------    -----------

                 Total liabilities and stockholders' deficit            $   365,000    $ 2,067,315    $ 1,684,987    $ 4,117,302
                                                                        ===========    ===========    ===========    ===========

                           LAHAINA ACQUISITIONS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    For the nine months ended June 30, 1999

                                         ACCENT                       PRO FORMA
                                        PRO FORMA      LAHAINA       ADJUSTMENTS          PRO FORMA
                                       COMBINED(A)    HISTORICAL      (NOTE 4)            COMBINED
                                      -------------   ----------     -----------         ----------
Revenues                              $ 1,101,448     $  143,713     $        --        $ 1,245,161

Selling, general and
  administrative expenses               1,701,989        702,221        (150,000)(B)      2,314,210
                                                                          60,000 (C)

Amortization of goodwill                   61,874             --           7,242 (D)         69,116

Other (income) expense:
  Interest expense                        328,762        204,646              --            533,408
  Interest income                         (56,530)            --              --            (56,530)
                                       ----------     ----------      ----------         ----------

Net loss                              $  (934,647)    $ (763,154)    $    82,758        $(1,615,043)
                                      ===========     ==========     ===========        ===========


                             THE ACCENT GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the nine months ended June 30, 1999


                                                                       PRO FORMA           ACCENT
                                                    ACCENT MORTGAGE   ADJUSTMENTS        PRO FORMA
                                         ACCENT     SERVICES, INC.     (NOTE 4)        COMBINED (A)
                                       ----------   ---------------   -----------      ------------
Revenues                               $       --   $  1,101,448      $        --      $ 1,101,448
Cost of Revenues                               --             --               --               --
                                       ----------     ----------      -----------        ---------

      Gross profit                             --      1,101,448               --        1,101,448

Selling, general and
  administrative expenses                  25,000      1,668,259            8,730 (E)    1,701,989


Amortization of goodwill                       --             --           61,874 (D)       61,874

Other (income) expense:
  Interest expense                             --        171,698          157,064 (F)      328,762
  Interest income                              --        (56,530)              --          (56,530)
                                       ----------     ----------      -----------        ---------


Net loss                               $  (25,000)  $   (681,979)     $  (227,668)     $  (934,647)
                                       ==========   ============      ===========      ===========

                           LAHAINA ACQUISITIONS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998



                                           ACCENT                             PRO FORMA
                                        PRO FORMA (A)        LAHAINA         ADJUSTMENTS             PRO FORMA
                                         COMBINED          HISTORICAL          (NOTE 4)              COMBINED
                                       --------------      ----------        -----------            -----------
Revenues                               $ 1,211,246         $      --         $       --             $ 1,211,246

Selling, general and
  administrative expenses                2,385,496                --            300,000(C)            2,685,496

Amortization of goodwill                    82,499                --              9,656(D)               92,155

Other (income) expense:
   Interest expense                        465,672                --                 --                 465,672
   Interest income                         (92,997)               --                 --                 (92,997)
   Other, net                                   --                --                 --                      --
                                       -----------         ---------         ----------             -----------

Net loss                               $(1,629,424)        $      --        $ (309,656)            $(1,939,080)
                                       ===========         =========         ==========             ===========


                             THE ACCENT GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998

                                                                           PRO FORMA            ACCENT
                                                      ACCENT MORTGAGE      ADJUSTMENTS         PRO FORMA
                                          ACCENT       SERVICES, INC.       (NOTE 4)          COMBINED (A)
                                         ---------    ---------------      -----------       -------------
Revenues                                 $      --     $ 1,211,246        $        --        $   1,211,246
Cost of Revenues                                --              --                 --                   --
                                         ---------     -----------        -----------        -------------

      Gross profit                              --       1,211,246                 --            1,211,246

Selling, general and
  administrative expenses                       --       2,373,856             11,640 (E)        2,385,496


Amortization of goodwill                        --              --             82,499 (D)           82,499

Other (income) expense:
  Interest expense                              --         262,417            203,255 (F)          465,672
  Interest income                               --         (92,997)                --              (92,997)
  Other, net                                    --              --                 --                   --
                                         ---------     -----------        -----------        -------------


Net loss                                 $      --     $(1,332,030)        $ (297,394)        $ (1,629,424)
                                         =========     ===========         ==========        =============

                           LAHAINA ACQUISITIONS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1-GENERAL

Lahaina was founded in 1989 to seek, investigate and, if warranted, acquire an interest in one or more business opportunities or ventures.

The historical financial statements reflect the financial position and results of operations of Lahaina Acquisitions, Inc. ("Lahaina"), The Accent Group, Inc. ("Accent"), and Accent Mortgage Services, Inc. ("AMSI") and were derived from the respective historical financial statements where indicated. The periods included in these financial statements for Lahaina are as of June 30, 1999 and for the year ended September 30, 1998 and for the nine months ended June 30, 1999. The periods included in these financial statements for Accent are as of June 30, 1999 and for the period from May 5, 1999(date of inception) to June 30, 1999. The periods included in these financial statements for AMSI are as of June 30, 1999 and for the year ended December 31, 1998 and the nine months ended June 30, 1999. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission Regulation S-X Rule 3-05.

NOTE 2-ACQUISITIONS

The acquisitions of both Lahaina and AMSI will be accounted for using the purchase method of accounting with Accent being treated as the accounting acquirer of Lahaina in accordance with Staff Accounting Bulletin No. 97 and APB
16. The assignment of fair values to assets acquired and liabilities assumed for Lahaina and AMSI are preliminary and subject to revision based on final determination of the fair values of properties acquired.

The contributions by the majority shareholder of Accent which related to its formation were recorded at the majority shareholder's cost basis due to common ownership and control.

NOTE 3-UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

The pro forma combined balance sheet adjustments related to the acquisition of Lahaina by Accent reflects the purchase of Lahaina consisting of 2,966,343 shares of Common Stock valued at $0.34 per share based on an independent valuation of Accent just prior to the merger with Lahaina and acquisition expenses of $152,500 for a total purchase price of $1,161,057. After writing off an uncollectible receivable of $62,000 and the allocation of purchase price to the fair market value of the real estate ($748,201) the remaining the excess purchase price over the fair market value of the assets and liabilities acquired was recorded as goodwill ($144,839). The assignment of fair values to assets and liabilities for Lahaina is preliminary and subject to revision based on final determination of the fair values of assets and liabilities acquired.

The following table summarizes unaudited pro forma combined balance sheet adjustments related to (i) Accent's acquisition of AMSI, (ii) the contribution of assets by the majority shareholder of Accent, and (iii) other Accent acquisitions and is adjusted for the 10 for 1 exchange of common stock between Accent and Lahaina:


                                                                                                                      TOTAL
                                                                                                                    PRO FORMA
                                                                           PROFORMA ADJUSTMENTS                     ADJUSTMENTS
                                                              ------------------------------------------------    --------------
                                                                    (A)           (B)          (C)       (D)
                                                              -----------    -----------    -------   --------
ASSETS
      Cash and cash equivalents                               $        --    $        --    $    --   $     --    $        --
      Restricted certificates of deposit                               --             --         --         --             --
      Loans receivable                                                 --             --         --         --             --
      Mortgage loans receivable, net                                   --             --         --         --             --
      Land held for development                                   700,000             --         --         --        700,000
      Foreclosed real estate                                           --             --         --         --             --
      Goodwill                                                         --      1,237,487         --         --      1,237,487
      Due from related parties and stockholders                        --             --         --         --             --
      Other assets                                                     --       (332,500)    80,000         --       (252,500)
                                                              -----------    -----------    -------   --------    -----------

       Total assets                                           $   700,000    $   904,987    $80,000   $     --    $ 1,684,987
                                                              ===========    ===========    =======   ========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
      Notes payable                                           $ 2,103,943    $  (247,821)   $    --   $     --    $ 1,856,122
      Due to related parties and stockholders                     596,057       (153,094)        --         --        442,963
      Notes payable-warehouse line                                     --             --         --         --             --
      Note payable - stage funding line                                --             --         --         --             --
      Accrued interest payable                                         --             --         --         --             --
      Accounts payable and accrued expenses                            --             --         --         --             --
      Other liabilities                                                --             --         --         --             --
                                                              -----------    -----------    -------   --------    -----------

       Total liabilities                                        2,700,000       (400,915)        --         --      2,299,085
                                                              -----------    -----------    -------   --------    -----------

Redeemable stock                                                       --        (25,423)        --     96,000         70,577

Stockholders' deficit:
      Common stock                                                     --        (60,000)        --         --        (60,000)
      Additional paid-in capital                               (2,000,000)      (276,435)    80,000         --     (2,196,435)
      Retained earnings                                                --      1,667,760         --    (96,000)     1,571,760
                                                              -----------    -----------    -------   --------    -----------

       Total stockholders' deficit                             (2,000,000)     1,331,325     80,000    (96,000)      (684,675)
                                                              -----------    -----------    -------   --------    -----------

       Total liabilities and stockholders' deficit            $   700,000    $   904,987    $80,000   $     --    $ 1,684,987
                                                              ===========    ===========    =======   ========    ===========

(A) Reflects the contribution of real estate and options to acquire real estate from the majority shareholder in exchange for 8,525,000 shares of Common Stock. Accent's basis in the real estate and options to acquire real estate is recorded at the majority shareholder's basis ($700,000). Accent also assumed

                           LAHAINA ACQUISITIONS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Continued)

         notes payable related to the real estate of $2.7 million. The basis in the real estate and options contributed less the debt assumed is a reduction in additional paid-in capital ($2.0 million).

(B) Reflects the purchase of AMSI, consisting of 3,626,000 shares of Common Stock valued at $0.16 per share (a total of $580,160) based on an independent valuation of Accent on July 9, 1999, and acquisition expenses of $172,500 for a total estimated purchase price of $752,660, resulting in an excess purchase price over the fair value of assets and liabilities acquired of $1,237,487. In conjunction with the transaction, deal costs of $160,000 that had been capitalized by AMSI in other assets were written off and the former shareholders of AMSI have assumed the notes payable of AMSI ($400,915). The Company is also indemnified, by the former shareholders of AMSI, against any accounts payable or other liabilities assumed by the Company that were recorded or arise in the future that relate to periods prior to the date of acquisition. The former shareholders have pledged 1,450,000 shares of Common Stock against the indemnity. The pledged Common Stock valued at $0.16 per share (a total of $232,000) has been recorded by the Company as Redeemable Common Stock as it is redeemable by Accent for conditions which are not solely within the control of Accent. The amount due under the indemnity at June 30, 1999 ($257,423) has been recorded as a reduction of Redeemable Common Stock.

         The assignment of fair values to assets acquired and liabilities assumed for AMSI is preliminary and subject to revision based on final determination of the fair values of assets and liabilities acquired.

(C) Reflects the purchase of two options to acquire real estate, for 500,000 shares of Common Stock valued at $0.16 per share (a total of $80,000) based on an independent valuation of Accent on July 9, 1999.

(D) Reflects the issuance of 600,000 shares of Common Stock valued at $0.16 per share (a total of $96,000) based on an independent valuation of Accent on July 9, 1999. The Common Stock was issued to consultants in exchange for services provided and is recorded as consulting expense of the combined group upon the formation of Accent. The Common Stock has been recorded as Redeemable Common Stock as it is redeemable by Accent for conditions which are not solely within the control of Accent.

NOTE 4-UNAUDITED PRO FORMA COMBINED INCOME STATEMENT ADJUSTMENTS

The following proforma adjustments are not adjusted for their income tax effect as none of the entities had profitable operations during these periods. At June 30, 1999, AMSI had NOL carryforwards of approximately $551,000.

(A) Reflects the Pro Forma Combined Income Statement of Accent following its acquisition of AMSI.

(B) Reflects the elimination of merger related expenses that were included in Lahaina's income statement.

(C) Reflects the increase in compensation expense related to the terms of the new consulting agreements with former employees of Lahaina.

(D) Reflects the amortization of goodwill to be recorded as a result of the acquisition of AMSI and Lahaina by Accent over a 15-year estimated life. The amortization is based on the preliminary assignment of fair values of assets acquired and liabilities assumed and is subject to revision based on final determination of the fair values of assets acquired and liabilities assumed.

(E) Reflects the increase in property tax expense associated with the undeveloped real estate contributed to Accent by its majority shareholder.

(F) Reflects the increase in interest expense associated with long-term debt assumed by Accent that encumbers undeveloped real estate contributed to Accent by its majority shareholder net of a decrease in interest expense for AMSI loans assumed or forgiven by former AMSI Shareholders.

NOTE 5-NET LOSS PER SHARE

The proforma net loss per share for the nine months ended June 30, 1999 and the year ended September 30, 1998 was $.10 and $.12, respectively. The number of shares used in computing basic and diluted net loss per share (16,217,343) is based on the outstanding shares of Lahaina before the merger (2,966,343) and the shares issued in conjunction with the Accent Merger (13,251,000) and assumes the transactions occurred on January 1, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Lahaina Acquisitions, Inc.
                                            (REGISTRANT)


                                        By: /s/ L. Scott Demerau
                                            ----------------------------------
October 21, 1999                     Name: L. Scott Demerau
                                     Title: President